SECURITY AGREEMENT

         This Security Agreement (the "AGREEMENT") is dated as of October 15, 2002, by and among Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB CHICAGO") (the Public Hub Company and Hub Chicago being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER"), and the other parties executing this Agreement under the heading "DEBTORS" (the Borrowers and such other parties, along with any parties who execute and deliver to the Agent an agreement substantially in the form attached hereto as Schedule G, being hereinafter referred to collectively as the "DEBTORS" and individually as a "DEBTOR"), each with its mailing address as set forth in Section 14(b) below, and Harris Trust and Savings Bank, an Illinois banking corporation ("HTSB"), with its mailing address as set forth in Section 14(b) below, acting as collateral agent hereunder for the Secured Creditors hereinafter identified and defined (HTSB acting as such collateral agent and any successor or successors to HTSB acting in such capacity being hereinafter referred to as the "AGENT").


                             PRELIMINARY STATEMENTS

          A. The Borrowers and HTSB, individually and as administrative agent (HTSB acting as such administrative agent and any successor or successors to HTSB acting in such capacity being hereinafter referred to as the "ADMINISTRATIVE AGENT"), have entered into a Credit Agreement dated as of April 30, 1999 (such Credit Agreement, as heretofore amended and as the same may be further amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the "CREDIT AGREEMENT"), pursuant to which HTSB and other banks and financial institutions from time to time party to the Credit Agreement (HTSB, in its individual capacity, and such other banks and financial institutions being hereinafter referred to collectively as the "LENDERS" and individually as a "LENDER" and HTSB, in its capacity as the letter of credit issuer under the Credit Agreement, being hereinafter referred to as the "L/C ISSUER") have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrowers (the Administrative Agent, the L/C Issuer, and the Lenders, together with any affiliates of the Lenders party to the Hedging Agreements referred to below, being hereinafter referred to collectively as the "BANK CREDITORS" and individually as a "BANK CREDITOR").

          B. The Borrowers, BayState Health System, Inc., C.M. Life Insurance Company, Massachusetts Mutual Life Insurance Company, Investors Partner Life Insurance Company, John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, Mellon Bank, N.A. (solely in its capacity as Trustee for the Bell Atlantic Master Trust (as directed by John Hancock Life Insurance Company), and not in its individual capacity), ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and United of Omaha Life Insurance Company (collectively, the "SENIOR NOTEHOLDERS") have entered into separate and several Note Purchase Agreements each dated as of June 15, 1999, as the same may be amended, supplemented or otherwise modified from time to time (the "SENIOR

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NOTE AGREEMENTS") pursuant to which the Borrowers have issued their 8.64% Senior
Notes Due June 25, 2009, in the aggregate principal amount of $50,000,000 (the "SENIOR NOTES") (the Agent, the Bank Creditors and the Senior Noteholders being referred to herein collectively as the "SECURED CREDITORS" and individually as a "SECURED CREDITOR").

          C. The Borrowers and the other Debtors may from time to time enter into one or more agreements with respect to, among other things, interest rate, foreign currency and/or commodity exchange, swap, cap, collar, floor, forward, option or other similar agreements with one or more of the Lenders, the Senior Noteholders, or their affiliates, for the purpose of hedging or otherwise protecting against interest rate, foreign currency and/or commodity exposure (such agreements as the same may be amended or modified from time to time being hereinafter referred to as "HEDGING AGREEMENTS" and the liability of the Debtors in respect of such Hedging Agreements being hereinafter referred to as "HEDGING LIABILITY").

          D. Concurrently herewith, the Bank Creditors, the Senior Noteholders and the Agent have entered into an Intercreditor and Collateral Agency Agreement (the "INTERCREDITOR AGREEMENT") pursuant to which the Bank Creditors and the Senior Noteholders have appointed the Agent as collateral agent thereunder.

          E. As a condition to the continued extension of credit to the Borrowers under the Credit Agreement, and as a condition to entering into any Hedging Agreement, the Secured Creditors have required, among other things, that each Debtor grant to the Agent for the benefit of the Secured Creditors a lien on and security interest in the personal property of such Debtor described herein subject to the terms and conditions hereof.

          F. The Public Hub Company owns, directly or indirectly, equity interests in each other Debtor and the Borrowers provide each of the other Debtors with financial, management, administrative, and technical support which enables such Debtors to conduct their businesses in an orderly and efficient manner in the ordinary course.

          G. Each Debtor will benefit, directly or indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrowers.

         NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

           SECTION 1. TERMS DEFINED IN CREDIT AGREEMENT. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. The term "Debtor" and "Debtors" as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties, and covenants of and by the Debtors; PROVIDED, HOWEVER, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

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           SECTION 2. GRANT OF SECURITY INTEREST IN THE COLLATERAL. As
collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, and right of set-off against, all right, title, and interest, whether now owned or existing or hereafter created, acquired or arising, in and to all personal property and fixtures of such Debtor, including all of the following property of such Debtor:

                   (a) Accounts (including Health-Care-Insurance Receivables, if any);

                   (b)     Chattel Paper;

                   (c)     Instruments (including Promissory Notes);

                   (d)     Documents;

                   (e) General Intangibles (including Payment Intangibles and Software, all tax refunds, and all patents, trademarks, copyrights and similar intellectual property rights, and all applications and registrations therefor, and all goodwill of the business connected with or represented thereby);

                   (f)     Letter-of-Credit Rights;

                   (g)     Supporting Obligations;

                   (h)     Deposit Accounts;

                   (i) Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

                   (j)     Inventory;

                   (k) Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

                   (l)     Fixtures;

                   (m) Commercial Tort Claims (as described on Schedule F hereto or on one or more supplements to this Agreement);

                   (n) All rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

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

                   (o) All personal property and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

                   (p) All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

                   (q) All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

                   (r) All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "COLLATERAL"; PROVIDED, HOWEVER, that except to the extent any such provision would be rendered ineffective by Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code of the State of Illinois as in effect from time to time ("UCC"), in no event shall the Collateral include, and the Debtors shall not be deemed to have granted a security interest in, any asset to the extent that such a grant would, under the provisions of any contract or agreement enforceable under applicable law and pertaining to such asset or otherwise, result in a mandatory prepayment under, breach or termination of the provisions of, or constitute a default under or termination of, any such contract or agreement, PROVIDED, that if and when such provisions are removed, terminated or otherwise become unenforceable as a matter of law, the Collateral shall be deemed to include such assets and the Debtors shall be deemed to have granted a security interest therein; PROVIDED, FURTHER, HOWEVER, that in no event will Collateral include Investment Property and General Intangibles consisting of equity securities of any issuer that is
(i) a Subsidiary of any Debtor and (ii) organized under the laws of any jurisdiction other than the United States (or any state thereof) in excess of 65% of the total voting power of all equity securities of such Subsidiary. Notwithstanding anything herein to the contrary, if by no later than 5:00 p.m. on October 15, 2002, the Borrowers shall have provided to the Bank Creditors and Senior Noteholders a signed commitment of one or more lenders to provide financing in an amount sufficient to repay in full the Obligations owing to the Bank Creditors, the Senior Notes and all other indebtedness, obligations and liabilities of the Debtors to the Senior Noteholders under the Senior Note Agreements on or before October 31, 2002 and containing such other terms and


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

conditions as shall be reasonably acceptable to the Agent, the Required Lenders and the Required Holders (as defined in the Senior Note Agreements), then the Liens of the Collateral Documents shall not be perfected until November 1, 2002. All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term "RECEIVABLES" means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

           SECTION 3. SECURED OBLIGATIONS. This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (a) any and all indebtedness, obligations, and liabilities of the Debtors, and of any of them individually, to the Secured Creditors, and to any of them individually, under or in connection with or evidenced by the Credit Agreement, any other Loan Document, the Senior Notes or the Senior Note Agreements, including, without limitation, all obligations evidenced by the Notes of the Borrowers heretofore or hereafter issued under the Credit Agreement, all obligations evidenced by the Senior Notes of the Borrowers heretofore or hereafter issued under the Senior Note Agreements, all obligations of the Borrowers to reimburse the Bank Creditors for the amount of all drawings on all Letters of Credit issued pursuant to the Credit Agreement and all other obligations of the Borrowers under all Applications for Letters of Credit, all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the "SECURED OBLIGATIONS"). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement (other than the Borrowers to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount which would render such Debtor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

           SECTION 4. COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Each Debtor hereby covenants and agrees with, and represents and warrants to, the Secured Creditors that:

                   (a) Each Debtor is a corporation, limited liability company, or partnership duly organized and validly existing in good standing under the laws of the state of its organization as set forth on Schedule A. Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any material provision of law or any material judgment, injunction, order or decree


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

         binding upon any Debtor or any provision of any Debtor's organizational agreements (E.G., charter, articles of incorporation or by-laws, certificate of formation or limited liability company operating agreement or partnership agreement, as relevant) or any material covenant, indenture or agreement of or affecting any Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of any Debtor except for the lien and security interest granted to the Agent hereunder.

                   (b) Each Debtor's respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor's name; and such Debtor has no other executive offices or places of business other than those listed under Column 3 on Schedule A attached hereto opposite such Debtor's name. The Collateral is and shall remain in such Debtor's possession or control at the locations listed under Columns 2 and 3 on Schedule A attached hereto opposite such Debtor's name or at such other locations of which such Debtor shall have given the Agent written notice (it being understood that each Debtor shall give quarterly written notice to the Agent of any new location, and that no default shall arise from keeping any Collateral at a location not previously identified to the Agent if such location is identified to the Agent at the time of the next such quarterly notice following the opening of such location) (collectively for each Debtor, the "PERMITTED COLLATERAL LOCATIONS"), except for Collateral aggregating less than $100,000 in fair market value outstanding at any one time. If for any reason any Collateral is at any time kept or located at a location other than a Permitted Collateral Location, the Agent shall nevertheless have and retain a lien on and security interest therein. The Debtors own and shall at all times own all Permitted Collateral Locations, except to the extent otherwise disclosed under Columns 2 and 3 on Schedule A or in a quarterly notice. No Debtor shall move its chief executive office without first providing the Agent at least 30 days' prior written notice of the Debtor's intent to do so; PROVIDED that (i) each Debtor shall at all times maintain its chief executive office in the United States of America and such Debtor shall have taken all action reasonably requested by the Agent to maintain the lien and security interest of the Agent in the Collateral at all times fully perfected and in full force and effect and (ii) the Debtors that, on the date hereof, have chief executive offices located in Lombard, Illinois may change such chief executive offices to Highland Landmark IV Office Building, 3050 Highland Parkway, Downers Grove, Illinois 60515.

                   (c) Each Debtor's legal name, state of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement. No Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names other than the prior legal names and trade names (if any) set forth on Schedule B attached hereto. No Debtor shall change its state of organization or its legal name or transact business under any other trade name without first giving 30 days' prior written notice of its intent to do so to the Agent.

                   (d) The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other Liens permitted by the Credit Agreement and the Senior Note Agreements (herein, the "PERMITTED LIENS"). Each Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming any interest in the Collateral adverse to that of the Secured Creditors.

                   (e) Each Debtor will promptly pay when due all taxes, assessments, and governmental charges and levies that might become a Lien upon its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and such Debtor shall have established adequate reserves therefor.

                   (f) Each Debtor agrees it will not waste or destroy the Collateral or any part thereof. Each Debtor agrees it will not use, manufacture, sell or distribute any Collateral in violation of any statute, ordinance or other governmental requirement, except to the extent that any such violation would not be reasonably expected to have a material adverse effect on the financial condition, Properties, business or operations of the Public Hub Company or the Hub Group taken as a whole. Each Debtor will perform in all material respects its obligations under any material contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Creditors have no responsibility to perform such obligations.

                   (g) Except as otherwise permitted by Section 5(b), 6(a), 7(b), 7(c), or 8(c) hereof or by the terms of the Credit Agreement and the Senior Note Agreements, each Debtor agrees it will not, without the Agent's prior written consent, sell, assign, mortgage, lease, or otherwise dispose of the Collateral or any interest therein.

                   (h) Each Debtor will insure its Collateral consisting of tangible personal property against such risks and hazards as other companies similarly situated insure against, and including in any event loss or damage by fire, theft, burglary, pilferage, and loss in transit, in amounts and under policies containing loss payable clauses to the Agent as its interest may appear (and, if the Agent requests, naming the Agent as additional insured therein) by insurers having a general policyholder service rating of not less than "A" as rated in the most current available Best's Insurance Report. All premiums on such insurance shall be paid by the Debtors and the policies of such insurance (or certificates therefor) delivered to the Agent. All insurance required hereby shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least 30 days after receipt by the relevant Debtor and the Agent of written notice thereof. In case of any material loss, damage to or destruction of the Collateral or any portion thereof, the relevant Debtor shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral or any part thereof, the relevant Debtor, whether or not the insurance proceeds, if any,


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

         received on account of such damage or destruction shall be sufficient for that purpose, at such Debtor's cost and expense, will promptly repair or replace the Collateral so lost, damaged or destroyed, except to the extent such Collateral is not necessary to the conduct of such Debtor's business in the ordinary course. Each Debtor hereby authorizes the Agent, at the Agent's option, to adjust, compromise, and settle any losses under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably constitute the Agent, its officers, agents, and attorneys, as such Debtor's attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Default or Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance. All insurance proceeds shall be subject to the lien and security interest of the Agent hereunder.

                  UNLESS THE DEBTORS PROVIDE THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE DEBTORS' EXPENSE TO PROTECT THE AGENT'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY DEBTOR'S INTERESTS IN THE COLLATERAL. THE COVERAGE PURCHASED BY THE AGENT MAY NOT PAY ANY CLAIMS THAT ANY DEBTOR MAKES OR ANY CLAIM THAT IS MADE AGAINST SUCH DEBTOR IN CONNECTION WITH THE COLLATERAL. THE DEBTORS MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE DEBTORS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE DEBTORS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE DEBTORS MAY BE ABLE TO OBTAIN ON THEIR OWN.

                   (i) Each Debtor will at all times allow the Secured Creditors and their respective representatives free access to and right of inspection of the Collateral at such reasonable times and intervals as the Agent or any other Secured Creditor may designate; PROVIDED, HOWEVER, that except upon the occurrence and during the continuation of any Default or Event of Default, (i) such visitations and inspections shall be made only with reasonable advance notice to the relevant Debtor and during normal business hours of such Debtor and (ii) the Agent and the Secured Creditors agree to use reasonable efforts to coordinate their visits and inspections under this Section so as not to be unreasonably burdensome on the Debtor being visited or inspected.

                   (j) As to any premises not owned by a Debtor wherein any of the Collateral is located and which is essential to the tracking of its Receivables (it being understood that the only such location as of the date hereof is 377 East Butterfield Road, Lombard, Illinois, such Debtor shall, upon the Agent's request, use commercially reasonable efforts to cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement whereby such party disclaims any right, title, and interest in and lien on the


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         Collateral, allows the use and removal of such Collateral by the Agent or its agents or representatives, and otherwise is in form and substance reasonably acceptable to the Agent; PROVIDED, HOWEVER, that no such agreement need be obtained with respect to any such location wherein the value of the Collateral as to which such agreement has not been obtained aggregates less than $100,000 at any one time PROVIDED, FURTHER, that the value of all such locations as to which such agreements have not been obtained aggregates less than $250,000 PROVIDED, FURTHER, that it is understood that the obligations of the Debtors to use commercially reasonable efforts as set forth in this Section shall not involve the payment of money, the granting of lease concessions or the incurrence of material expense.

                   (k) If an Event of Default has occurred and is continuing and the Agent so requests, each Debtor agrees from time to time to deliver to the Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered by it, together with such Debtor's warranty of the genuineness thereof, and reports stating the book value of its Inventory and Equipment by major category and location), in each case as the Agent may reasonably request. If any Event of Default has occurred and is continuing, the Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Agent considers appropriate and reasonable, and each Debtor agrees to furnish all assistance and information, and perform any acts, which the Agent may require in connection therewith.

                   (l) Each Debtor will comply in all material respects with the terms and conditions of any and all leases, easements, right-of-way agreements, and other agreements binding upon or affecting such Debtor's Collateral, in each case which cover the premises wherein the Collateral is located, and any orders, ordinances, laws or statutes affecting such Debtor's Collateral of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

                   (m) Schedule C attached hereto contains a true, complete, and current listing of all copyrights, copyright applications, trademarks, trademark rights and licenses (other than commercially available software licenses), trademark registrations, trade names, patents, patent rights and licenses, patent applications, and other intellectual property rights owned by each of the Debtors as of the date hereof that are, in each case, registered with any governmental authority. The Debtors shall promptly notify the Agent in writing of any additional intellectual property rights that are so registered, acquired or arising after the date hereof, and shall submit to the Agent a supplement to Schedule C to reflect such additional rights (provided any Debtor's failure to do so shall not impair the Agent's security interest therein).

                   (n) Schedule F attached hereto contains a true, complete and current listing of all Commercial Tort Claims held or maintained by each of the Debtors where the amount claimed exceeds $500,000 as of the


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         date hereof, each described by referring to a specific incident giving rise to the claim. Each Debtor agrees to execute and deliver to the Agent an agreement in the form attached hereto as Schedule H, or in such other form reasonably acceptable to the Agent, promptly upon becoming aware of any Commercial Tort Claim of such Debtor arising after the date hereof where the amount claimed exceeds $500,000 (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). If at any time required by the Agent or the Secured Creditors, the Debtors shall execute and deliver to the Agent a Supplemental Security Agreement (in the form attached hereto as Schedule H) listing all Commercial Tort Claims regardless of the amount of such Claims.

                   (o) Each Debtor agrees to execute and deliver to the Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including, without limitation, (i) executing such financing statements or other instruments and documents as the Agent may from time to time reasonably require to comply with the UCC and any other applicable law, (ii) executing such patent, trademark, and copyright agreements as the Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office, and (iii) executing such control agreements with respect to Deposit Accounts, Securities Accounts, Letter-of-Credit Rights, and electronic Chattel Paper as the Agent may from time to time reasonably require. Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Agent without notice thereof to such Debtor wherever the Agent in its sole discretion desires to file the same. Each Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require, including financing statements describing the Collateral as "all assets" or "all personal property" or words of like meaning. The Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Agent reasonably deems necessary or appropriate to preserve, protect, and enforce the security interest of the Agent under the law of such other jurisdiction. Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Agent in the Collateral.

                   (p) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Agent may, at its option, perform the same and in so doing may (after three Business Days' notice to the relevant Debtor) expend such sums as the Agent reasonably deems advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Domestic Rate from time to time in effect plus the Applicable Margin for the Domestic Rate Portion of the Term Loan, with any change in such rate per annum as so determined by reason of a change in such Domestic Rate to be effective on the date of such change in said Domestic Rate (such rate per annum as so determined being hereinafter referred to as the "DEFAULT RATE"). No such performance of any covenant or agreement by the Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto. The Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Agent is hereby authorized to charge any account of any Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended and the Agent shall give such Debtor notice of any such charge.

           SECTION 5. SPECIAL PROVISIONS RE: RECEIVABLES. (a) If any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Agent and, at the request of the Agent or the Secured Creditors after the occurrence and during the continuation of an Event of Default, execute whatever instruments and documents are reasonably required by the Agent in order that such Receivable shall be assigned to the Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act
(or any successor statute) or any similar state or local statute, as the case may be; PROVIDED, HOWEVER, that such procedures shall not be required with respect to any one contract generating Receivables of less than $100,000.

         (b) Unless and until an Event of Default has occurred and is continuing any merchandise or other goods which are returned by a customer or account debtor or otherwise recovered may be resold by a Debtor in the ordinary course of its business as presently conducted in accordance with Section 7(b) hereof; and, during the existence of any Event of Default, such merchandise and other goods shall be set aside at the request of the Agent and held by the relevant Debtor as trustee for the Secured Creditors and shall remain part of the Secured Creditors' Collateral. Unless and until an Event of Default has occurred and is continuing, each Debtor may settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries, and grant discounts, credits, and allowances in the ordinary course of its business as presently conducted for amounts and on terms which such Debtor in good faith considers advisable; and, during the existence of any Event of Default, at the Agent's request, the Debtors shall notify the Agent promptly of all returns and recoveries and, on the Agent's request, deliver any such merchandise or other goods to the Agent. During the existence of any Event of Default, at the Agent's request, the Debtors shall also notify the Agent promptly of all disputes and claims and settle or adjust them at no expense to the Agent, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business as presently conducted shall be granted to any customer or account debtor and no returns of merchandise or other goods shall be accepted by any Debtor without the Agent's consent. The Agent may, at all times during the existence of any Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Agent considers advisable.

         (c) To the extent any Receivable or other item of Collateral is evidenced by an Instrument (other than a check, draft, money order or similar item which is to be deposited in a Deposit Account) or tangible Chattel Paper, each Debtor shall cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Agent; PROVIDED, HOWEVER, that, prior to the existence of a Default or Event of Default and thereafter until otherwise required by the Agent, a Debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the unpaid principal balance of any such Instrument or tangible Chattel Paper held by such Debtor and not delivered to the Agent hereunder is less than $100,000 in each instance and the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by all Debtors and not delivered to the Agent hereunder is less than $250,000 at any one time outstanding. Unless delivered to the Agent or its agent, all tangible Chattel Paper and Instruments (other than a check, draft, money order or similar item which is to be deposited in a Deposit Account) shall contain a legend acceptable to the Agent indicating that such Chattel Paper or Instrument is subject to the security interest of the Agent contemplated by this Agreement.

           SECTION 6. COLLECTION OF RECEIVABLES. (a) Except as otherwise provided in this Agreement, the Credit Agreement and the Senior Note Agreements, each Debtor shall make collection of its Receivables in the ordinary course of business and may use the same to carry on its business.

         (b) If an Event of Default has occurred and is continuing, and whether or not the Agent has exercised any of its other rights under other provisions of this Section 6, in the event the Agent requests any Debtor to do so:

                   (i) all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Agent; and/or

                  (ii) such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Agent and which are maintained at one or more post offices selected by the Agent.

         (c) If an Event of Default has occurred and is continuing, and whether or not the Agent has exercised any of its other rights under the other provisions of this Section 6, the Agent or its designee may notify the relevant Debtor's customers and account debtors at any time that Receivables have been assigned to the Agent or of the Agent's security interest therein, and either in its own name, or such Debtor's name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Agent's discretion file any claim or take any other action or proceeding which the Agent may deem necessary or appropriate to protect and realize upon the security interest of the Agent in the Receivables or any other Collateral.

         (d) After the occurrence and during the continuance of an Event of Default, any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Agent pursuant to any of the provisions of Section 6(b) or 6(c) hereof may be handled and administered by the Agent in and through a remittance account or accounts maintained at the Agent or by the Agent at a commercial bank or banks selected by the Agent (collectively the "DEPOSITARY BANKS" and individually a "DEPOSITARY BANK"), and each Debtor acknowledges that the maintenance of such remittance accounts by the Agent is solely for the Agent's convenience and that the Debtors do not have any right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Agent may, after the occurrence and during the continuation of an Event of Default, apply the proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made in the manner provided for in the Intercreditor Agreement, if applicable, and otherwise at the direction of the Secured Creditors. The Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Agent and the Depositary Bank as such. However, if the Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Agent or any Depositary Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such remittance accounts or any Deposit Account of any Debtor subject to the lien and security interest of this Agreement, together with interest thereon at the Default Rate. Concurrently with each transmission of any proceeds of Receivables or other Collateral to any such remittance account, upon the Agent's request, the relevant Debtor shall furnish the Agent with a report in such form as Agent shall reasonably require identifying the particular Receivable or such other Collateral from which the same arises or relates. Unless and until a Default or an Event of Default has occurred and is continuing, the Agent will release proceeds of Collateral which the Agent has not applied to the Secured Obligations as provided above from the remittance account from time to time after receipt thereof. Each Debtor hereby indemnifies the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys' fees suffered or incurred by any Secured Creditor because of the maintenance of the foregoing arrangements; PROVIDED, HOWEVER, that no Debtor shall be required to indemnify any Secured Creditor for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the person seeking to be indemnified. The Secured Creditors shall have no liability or responsibility to any Debtor for the Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

           SECTION 7.    SPECIAL PROVISIONS RE: INVENTORY AND EQUIPMENT.
(a) Each Debtor shall at its own cost and expense maintain, keep, and preserve its Inventory in good and merchantable condition and keep and preserve its Equipment (other than obsolete, worn-out or redundant Equipment) in good repair, working order, and condition, ordinary wear and tear excepted, and, without limiting the foregoing, make all necessary and proper repairs, replacements, and additions to its Equipment (other than obsolete, worn-out or redundant Equipment) so that the efficiency thereof shall be fully preserved and maintained.

         (b) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, use, consume, sell, and lease the Inventory in the ordinary course of its business, but a sale in the ordinary course of business shall not under any circumstance include any transfer or sale in satisfaction, partial or complete, of a debt owing by such Debtor.

         (c) Each Debtor may, until an Event of Default has occurred and is continuing and thereafter until otherwise notified by the Agent, sell Equipment to the extent not prohibited by the Credit Agreement and the Senior Note Agreements.

         (d) As of the time any Inventory or Equipment of a Debtor becomes subject to the security interest provided for hereby and at all times thereafter, such Debtor shall be deemed to have warranted as to any and all of such Inventory and Equipment that all warranties of such Debtor set forth in this Agreement are true and correct in all material respects with respect to such Inventory and Equipment; and that all of such Inventory and Equipment is located at a location set forth or otherwise disclosed or to be disclosed pursuant to Section 4(b) hereof. Each Debtor warrants and agrees that none of its Inventory is or will be consigned to any other person without the Agent's prior written consent.

         (e) If an Event of Default has occurred and is continuing and the Agent or the Secured Creditors so request, each Debtor shall at its own cost and expense cause the lien of the Agent in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to be otherwise filed in such manner as is prescribed by law in order to perfect such lien and will cause all such certificates of title and evidences of lien to be deposited with the Agent.

         (f) Except for Equipment from time to time located on the real estate described on Schedule D attached hereto or as otherwise hereafter disclosed to the Agent and the Secured Creditors in writing, none of the Equipment is or will be attached to real estate in such a manner that the same may become a fixture.

         (g) If any of the Inventory is at any time evidenced by a document of title, such document shall be promptly delivered by the relevant Debtor to the Agent.

           SECTION 8.   SPECIAL PROVISIONS RE: INVESTMENT PROPERTY AND DEPOSITS.
(a) Unless and until an Event of Default has occurred and is continuing and thereafter until notified to the contrary by the Agent pursuant to Section
10(d) hereof:

                   (i) each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property, or any part thereof; and

                  (ii) each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property subject to the lien and security interest of this Agreement.

         (b) All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) maintained by each Debtor on the date hereof is listed and identified on Schedule E attached hereto and made a part hereof. Each Debtor shall promptly notify the Agent of any other Investment Property acquired by such Debtor after the date hereof, and shall submit to the Agent a supplement to Schedule E to reflect such additional rights (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). Certificates for all certificated securities now or at any time constituting Investment Property and part of the Collateral hereunder shall be promptly delivered by the relevant Debtor to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation or otherwise. With respect to any uncertificated securities or any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Agent's request, the relevant Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Agent, and such issuer or intermediary in form and substance reasonably satisfactory to the Agent which provides, among other things, for the issuer's or intermediary's agreement that it will, while an Event of Default exists, comply with such entitlement orders and apply any value distributed on account of any Investment Property, as directed by the Agent without further consent by such Debtor. The Agent may, at any time after the occurrence and during the continuation of any Event of Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property hereunder.

         (c) Unless and until an Event of Default has occurred and is continuing, each Debtor may sell or otherwise dispose of any of its Investment Property to the extent not prohibited by the Credit Agreement and the Senior Note Agreements, PROVIDED that, except to the extent permitted by the Credit Agreement and the Senior Note Agreements, no Debtor shall sell or otherwise dispose of any capital stock or other equity interest in any direct or indirect Subsidiary hereunder without the prior written consent of the Agent. After the occurrence and during the continuation of any Event of Default, no Debtor shall sell all or any part of its Investment Property without the prior written consent of the Agent.

         (d) Each Debtor represents that on the date of this Agreement, none of its Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Agent a duly executed and completed Form U-1 with respect to such stock. If at any time the Investment Property or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent.

         (e) Notwithstanding anything to the contrary contained herein, in the event any Investment Property is subject to the terms of a separate security agreement in favor of the Agent, the terms of such separate security agreement shall govern and control unless otherwise agreed to in writing by the Agent.

         (f) All Deposit Accounts maintained by each Debtor on the date hereof are listed and identified (by account number and depository institution) on Schedule E attached hereto and made a part hereof. Each Debtor shall promptly notify the Agent of any other Deposit Account opened or maintained by such Debtor after the date hereof, and shall submit to the Agent a supplement to Schedule E to reflect such additional accounts (provided any Debtor's failure to do so shall not impair the Agent's security interest therein). With respect to any Deposit Account (other than payroll accounts and insurance accounts) maintained by a depository institution other than the Agent, and as a condition to the establishment and maintenance of any such Deposit Account, such Debtor, the depository institution, and the Agent shall execute and deliver an account control agreement in form and substance reasonably satisfactory to the Agent which provides, among other things, for the depository institution's agreement that, while an Event of Default exists, it will comply with instructions originated by the Agent directing the disposition of the funds in the Deposit Account without further consent by such Debtor; PROVIDED, HOWEVER, that no such agreement need be obtained with respect to any Deposit Account wherein the value of the Collateral as to which such agreement has not been obtained aggregates less than $50,000 at any one time PROVIDED, FURTHER, that the value of all such Deposit Accounts as to which such agreements have not been obtained aggregates less than $250,000. Notwithstanding anything herein to the contrary, no such account control agreement shall be required with respect to (i) account number 00021350-149 maintained by the Public Hub Company with Bank of Montreal unless the Agent or the Secured Creditors so indicate and (ii) account number 715815662 maintained by Hub Group Pittsburgh, LLC with National City Bank of Pennsylvania unless such account remains open more than 60 days after the date hereof.

           SECTION 9. POWER OF ATTORNEY. In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Agent, its nominee, or any other person whom the Agent may designate as such Debtor's attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default: to sign such Debtor's name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to such Debtor's customers, account debtors, and other obligors; to endorse such Debtor's name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Agent's possession; to endorse the Collateral in blank or to the order of the Agent or its nominee; to sign such Debtor's name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor's mail to an address designated by the Agent; to receive, open, and dispose of all mail addressed to such Debtor; and to do all things necessary to carry out this Agreement. Each Debtor hereby ratifies and approves all acts of any such attorney done in good faith and agrees that neither the Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct. The Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Debtor's signature appearing thereon, and each Debtor also hereby grants the Agent a power of attorney to execute any such financing statements, and amendments and supplements thereto, on behalf of such Debtor without notice thereof to any Debtor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Secured Obligations have been fully paid and satisfied and the commitments of the Bank Creditors to extend credit to or for the account of the Borrowers (or either of them) under the Credit Agreement have expired or otherwise terminated.

          SECTION 10. DEFAULTS AND REMEDIES. (a) The occurrence of any event or the existence of any condition which is specified as an "Event of Default" under the Credit Agreement or under any Senior Note Agreement shall constitute an "EVENT OF DEFAULT" hereunder. For purposes hereof, a "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         (b) Upon the occurrence and during the continuation of any Event of Default, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker's board or at the Agent's office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its discretion. In the exercise of any such remedies, the Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. Also, if less than all the Collateral is sold, the Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof. In addition to all other sums due any Secured Creditor hereunder, each Debtor shall pay the Agent all reasonable costs and expenses incurred by the Agent, including reasonable attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Creditor or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 14(b) hereof at least ten days before the time of sale or other event giving rise to the requirement of such notice; PROVIDED, HOWEVER, no notification need be given to a Debtor if such Debtor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Any Secured Creditor may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. The Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The Agent has no obligation to prepare the Collateral for sale. The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

         (c) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Agent shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor's premises (each Debtor hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Agent or its designee if the Agent so requests) or to remove the Collateral or any part thereof to such other places as the Agent may desire, (ii) the Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Agent (including, without limitation, the right to deliver a notice of control with respect to any Collateral held in a securities account or commodities account and deliver all entitlement orders with respect thereto),
(iii) the Agent shall have the right to exercise any and all rights with respect to all Deposit Accounts of each Debtor, including, without limitation, the right to direct the disposition of the funds in each Deposit Account and to collect, withdraw, and receive all amounts due or to become due or payable thereunder, and (iv) each Debtor shall, upon the Agent's demand, promptly assemble the tangible Collateral and make it available to the Agent at a place reasonably designated by the Agent which is reasonably convenient to such Debtor and the Agent. If the Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining Collateral records.

         (d) Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(i) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine. In the event the Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.

         (e) Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Creditors a non-exclusive royalty-free irrevocable license and right to use, after the occurrence and during the continuance of an Event of Default, all of such Debtor's patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization by the Agent or the Secured Creditors on all or any part of the Collateral to the extent permitted by law. The Agent agrees that it will, when exercising its rights under the license granted under this Section 10(e), comply in all material respects with quality standards and specifications employed by the Debtors in commerce with respect to the Collateral. The license and right granted the Secured Creditors hereby shall be without any royalty or fee or charge whatsoever.

         (f) The powers conferred upon the Secured Creditors hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, consisting of similar type assets, it being understood, however, that the Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the

Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Agent shall have no duty or obligation to discharge any such duty or obligation. Neither any Secured Creditor nor any party acting as attorney for any Secured Creditor shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct.

         (g) Failure by the Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Agent or provided by law, or delay by the Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Creditors under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Creditor may have.

          SECTION 11. APPLICATION OF PROCEEDS. The proceeds and avails of the Collateral at any time received by the Agent upon any collection, sale or other disposition of the Collateral shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of this Agreement and the Intercreditor Agreement. The Debtors shall remain liable to the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Public Hub Company, as agent for the Debtors, or to whomsoever is lawfully entitled thereto.

          SECTION 12. CONTINUING AGREEMENT. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations (other than contingent obligations that, by their terms, survive the termination of the Credit Agreement, the Senior Note Agreements and any related guaranties), both for principal and interest, have been fully paid and satisfied and the commitments of the Secured Creditors to extend credit to or for the account of the Borrowers, or either of them, under the Credit Agreement have expired or otherwise terminated. Upon such termination of this Agreement, the security interests granted herein shall terminate and the Agent shall, upon the request and at the expense of the Debtors, forthwith release its liens and security interests hereunder and shall deliver to the Debtors such documents as the Debtors may reasonably request to evidence such termination. If any of the Collateral (including without limitation equity interests in any Subsidiary) shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Credit Agreement and the Senior Note Agreements, then the Agent shall, at the request and expense of such Debtor, execute and deliver to such Debtor all releases and other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          SECTION 13. THE AGENT. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges, and immunities provided in Sections 7 and 12 of the Intercreditor Agreement, all of which provisions of said Intercreditor Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety. The Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

          SECTION 14. MISCELLANEOUS. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Creditors hereunder, to the benefit of the Secured Creditors and their successors and permitted assigns; PROVIDED, HOWEVER, that no Debtor may assign its rights or delegate its duties hereunder without the Agent's prior written consent.

         (b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below (or, if no such address is set forth below, at the address of the relevant Debtor as shown on the records of the Agent), or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

     to the Debtors at:                           to the Agent at:

     Hub Group, Inc.                              Harris Trust and Savings Bank
     377 East Butterfield Road, Suite 700         111 West Monroe Street
     Lombard, Illinois  60148                     Chicago, Illinois  60603
     Attention:  Chief Financial Officer          Attention:   Mark Piekos
     Telephone:  (630) 271-3600                   Telephone:   (312) 461-2246
     Telecopy:   (630) 964-3787                   Telecopy:    (312) 293-4856

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section.

         (c) No Secured Creditor (other than the Agent) shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral subject to this Agreement or for the execution of any trust or power hereof or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Creditors shall have any right in any manner whatsoever to affect, disturb or prejudice the lien and security interest of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Agent in the manner herein provided for the benefit of the Secured Creditors.

         (d) In the event and to the extent that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall to such extent be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this

Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

         (e) The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrowers arising under or otherwise relating to the Credit Agreement and the Senior Note Agreements as well as for the other Secured Obligations secured hereby. No application of any sums received by the Secured Creditors in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied and all commitments of the Secured Creditors to extend credit to or for the account of the Borrowers, or either of them, have expired or otherwise terminated. Each Debtor (other than the Borrowers) acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts of omissions whatsoever of any Secured Creditor or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Creditor or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Creditor or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor. Each Debtor (other than the Borrowers) agrees that the lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing. The Secured Creditors may at their discretion at any time grant credit to the Borrowers, or either of them, without notice to the other Debtors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the lien and security interest created and provided for. In order to realize hereon and to exercise the rights granted the Secured Creditors hereunder and under applicable law, there shall be no obligation on the part of any Secured Creditor or any other holder of any Secured Obligations at any time to first resort for payment to the Borrowers, or either of them, or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Creditors shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

         (f) In the event the Secured Creditors shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule G, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced. Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D, E, and F hereto with respect to it. No such substitution shall be effective absent the written consent of the Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

         (g) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

         (h) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

         (i) Each Debtor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago, Illinois, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. EACH DEBTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                 "DEBTORS"

                                 HUB GROUP, INC.
                                 HUB CITY TERMINALS, INC.
                                 HUB CHICAGO HOLDINGS, INC.
                                 HLX COMPANY, L.L.C.
                                 QSSC, INC.
                                 QUALITY SERVICES, L.L.C.,
                                 QUALITY SERVICES OF KANSAS, L.L.C.
                                 QUALITY SERVICES OF NEW JERSEY, L.L.C.
                                 Q.S. OF ILLINOIS, LLC
                                 Q.S. OF GEORGIA, L.L.C.
                                 HUB GROUP ALABAMA, LLC
                                 HUB GROUP ATLANTA, LLC
                                 HUB GROUP BOSTON, LLC
                                 HUB GROUP CANADA, LP
                                 HUB GROUP CLEVELAND, LLC
                                 HUB GROUP DETROIT, LLC
                                 HUB GROUP FLORIDA, LLC
                                 HUB GROUP GOLDEN GATE, LLC
                                 HUB GROUP INDIANAPOLIS, LLC
                                 HUB GROUP KANSAS CITY, LLC
                                 HUB GROUP LOS ANGELES, LLC
                                 HUB GROUP MID ATLANTIC, LLC
                                 HUB GROUP NEW ORLEANS, LLC
                                 HUB GROUP NEW YORK STATE, LLC
                                 HUB GROUP NEW YORK-NEW JERSEY, LLC
                                 HUB GROUP NORTH CENTRAL, LLC
                                 HUB GROUP OHIO, LLC
                                 HUB GROUP PHILADELPHIA, LLC
                                 HUB GROUP PITTSBURGH, LLC
                                 HUB GROUP PORTLAND, LLC
                                 HUB GROUP ST. LOUIS, LLC
                                 HUB GROUP TENNESSEE, LLC
                                 HUB CITY TEXAS, L.P.
                                 HUB GROUP TRANSPORT, LLC
                                 HUB GROUP ASSOCIATES, INC.
                                 HUB FREIGHT SERVICES, INC.
                                 HUB HIGHWAY SERVICES
                                 HUB GROUP DISTRIBUTION SERVICES, LLC

                                 By
                                    David P. Yeager, Chief Executive Officer for each of the above Debtors

         Accepted and agreed to in Chicago, Illinois, as of the date first above written.

                                 HARRIS TRUST AND SAVINGS BANK, as Agent



                                 By
                                    Name________________________________________
                                    Title_______________________________________

                                   SCHEDULE A


                                    LOCATIONS

                  COLUMN 1                                    COLUMN 2                              COLUMN 3

  NAME OF DEBTOR (AND STATE OF                                                         ADDITIONAL PLACES OF BUSINESS AND
  ORGANIZATION AND ORGANIZATIONAL             CHIEF EXECUTIVE OFFICE (AND NAME OF      COLLATERAL LOCATIONS (AND NAME OF AND
  REGISTRATION NUMBER)                        LANDLORD AT SUCH LOCATION)               LANDLORD AT SUCH LOCATIONS)

HUB GROUP, INC.                               377 E. Butterfield Road                  None
Delaware corporation                          Lombard, Illinois 60148
#2456676                                      (CarrAmerica)

HUB CITY TERMINALS, INC.                      333 E. Butterfield Rd.                   None
Delaware corporation                          8th Floor
#0768811                                      Lombard, IL 60148
                                              (CarrAmerica)

HUB CHICAGO HOLDINGS, INC.                    377 E. Butterfield Road                  None
Delaware corporation                          Lombard, Illinois 60148
#2877605                                      (CarrAmerica)

HLX COMPANY, L.L.C.                           100 Plaza Drive                          None
Delaware limited liability company            Secaucus, New Jersey 07094-3604
#2589176                                      (Meadow Park Associates)

QSSC, INC.                                    780 South Nogales Street                 None
Delaware corporation                          City of Industry, CA 91748
#3073474                                      (PH Ketchum Trust)

QUALITY SERVICES, L.L.C.                      Mailing address:                         None
Missouri limited liability company            5420 Brown Avenue
#LC0001870                                    St. Louis, MO 63120

                                              Property location:
                                              Union Seventy Center
                                              Business Park
                                              3901 Union Blvd
                                              St. Louis, MO 63115
                                              (Union Seventy Partnership)

QUALITY SERVICES OF KANSAS, L.L.C.            9250 Glenwood                            None
Kansas limited liability company              Overland Park, KS 66212
#2409704                                      (BB Holdings LC)

QUALITY SERVICES OF NEW JERSEY, L.L.C.        None                                     None
New Jersey limited liability company
#0600026763

Q.S. OF ILLINOIS, LLC                         5090 S. Lawndale Avenue                  None
Michigan limited liability company            McCook, IL 60525
#B02918                                       (Finch & Barry Properties)

                  COLUMN 1                                    COLUMN 2                              COLUMN 3

  NAME OF DEBTOR (AND STATE OF                                                         ADDITIONAL PLACES OF BUSINESS AND
  ORGANIZATION AND ORGANIZATIONAL             CHIEF EXECUTIVE OFFICE (AND NAME OF      COLLATERAL LOCATIONS (AND NAME OF AND
  REGISTRATION NUMBER)                        LANDLORD AT SUCH LOCATION)               LANDLORD AT SUCH LOCATIONS)

Q.S. OF GEORGIA, L.L.C.                       3100 Ellenwood Industrial Dr.            None
Georgia limited liability company             Ellenwood, GA 30294
#K626114                                      (Diamond)

HUB GROUP ALABAMA, LLC                        100 Centerview Dr., Suite 120            None
Delaware limited liability company            Birmingham, AL 35216
#2540528                                      (Graham & Company, Inc.)

HUB GROUP ATLANTA, LLC                        3700 Crestwood Parkway                   Lakeshore Marketplace 19501
Delaware limited liability company            Suite 400                                Highway 73 West Suite 203
#2540527                                      Duluth, GA 30096                         Cornelius, NC 28031-1619
                                              (Southeast Properties Group LP)          (Lakeshore Marketplace)

HUB GROUP BOSTON, LLC                         136 Turnpike Road, Suite 210             None
Delaware limited liability company            Southborough, MA 01772
#2540526                                      (136 Turnpike Road LLC)

HUB GROUP CANADA, LP                          26555 Evergreen Rd.                      None
Delaware limited partnership                  Suite 1070
#2540525                                      Southfield, MI 48076
                                              (Ttertt Associates, LLC)

HUB GROUP CLEVELAND, LLC                      25111 Country Club Blvd.                 None
Delaware limited liability company            North Olmsted, OH 44070
#2540524                                      (Tech Park Associates Ltd)

HUB GROUP DETROIT, LLC                        26555 Evergreen Rd.                      3655 Alpine Ave. N.W.
Delaware limited liability company            Suite 1070                               Suite #330
#2540522                                      Southfield, MI 48076                     Comstock Park, MI 49321
                                              (Ttertt Associates, LLC)                 (Trinity Properties)

HUB GROUP FLORIDA, LLC                        3700 Crestwood Parkway                   None
Delaware limited liability company            Suite 400
#2540521                                      Duluth, GA 30096
                                              (Southeast Properties Group LP)

HUB GROUP GOLDEN GATE, LLC                    2125 Oak Grove Rd                        3684 West 2340
Delaware limited liability company            Suite 310                                South Suite A, Taylor Bldg.
#2540520                                      Walnut Creek, CA 94598                   West Valley City, UT 84120
                                              (IRPM-Walnut Creek)                      (Boyd Enterprises Utah, LLC)

                                                                                       2870 N. Speer Blvd.
                                                                                       Suite 103
                                                                                       Denver, CO 80211
                                                                                       (Aspen Gold)

                  COLUMN 1                                    COLUMN 2                              COLUMN 3

  NAME OF DEBTOR (AND STATE OF                                                         ADDITIONAL PLACES OF BUSINESS AND
  ORGANIZATION AND ORGANIZATIONAL             CHIEF EXECUTIVE OFFICE (AND NAME OF      COLLATERAL LOCATIONS (AND NAME OF AND
  REGISTRATION NUMBER)                        LANDLORD AT SUCH LOCATION)               LANDLORD AT SUCH LOCATIONS)

HUB GROUP INDIANAPOLIS, LLC                   701 Congressional Blvd                   None
Delaware limited liability company            Suite 110
#2540494                                      Carmel, IN 46032-5625
                                              (Technology Center Associates)

HUB GROUP KANSAS CITY, LLC                    9250 Glenwood Street                     None
Delaware limited liability company            Overland Park, KS 66212
#2540496                                      (Gaylord Reichart)

HUB GROUP LOS ANGELES, LLC                    2600 Nutwood Suite 500                   444 W. Camelback Suite 103
Delaware limited liability company            Fullerton, CA 92831                      Phoenix, AZ 85013
#2540497                                      (CSFU Foundation)                        (Abrams Realty & Management)

                                                                                       9089 Clairemont Mesa Blvd Suite
                                                                                       307
                                                                                       San Diego, CA 92123
                                                                                       (Dewitt Transfer & Storage Co.)

HUB GROUP MID ATLANTIC, LLC                   8600 LaSalle Rd                          None
Delaware limited liability company            Oxford Bldg Suite 633
#2540499                                      Towson, MD 21286
                                              (MIE Properties, Inc.)

HUB GROUP NEW ORLEANS, LLC                    427 W. 20th Street Suite 300             None
Delaware limited liability company            Houston, TX 77008
#2540504                                      (Heights Medical Tower, Ltd.)

HUB GROUP NEW YORK STATE, LLC                 150 Allens Creek Road                    None
Delaware limited liability company            Rochester, NY 14618
#2540505                                      (The Park at Allens Creek LLC)

HUB GROUP NEW YORK-NEW JERSEY, LLC            One Hovchild Plaza 4000                  None
Delaware limited liability company            Route 66, 4th Floor
#2540507                                      Tinton Falls, NJ 07753
                                              (Hovtown, Inc)

HUB GROUP NORTH CENTRAL, LLC                  4915 S. Howell Ave                       13786 Frontier Ct. Suite 106
Delaware limited liability company            5th Floor                                Burnsville, MN 55337
#2540488                                      Milwaukee, WI 53207-5939                 (UHI Commercial Real Estate)
                                              (Towne Realty, Inc)


                  COLUMN 1                                    COLUMN 2                              COLUMN 3

  NAME OF DEBTOR (AND STATE OF                                                         ADDITIONAL PLACES OF BUSINESS AND
  ORGANIZATION AND ORGANIZATIONAL             CHIEF EXECUTIVE OFFICE (AND NAME OF      COLLATERAL LOCATIONS (AND NAME OF AND
  REGISTRATION NUMBER)                        LANDLORD AT SUCH LOCATION)               LANDLORD AT SUCH LOCATIONS)

HUB GROUP OHIO, LLC                           7015 W. Spring Meadows Dr                None
Delaware limited liability company            Suite 201
#2540491                                      Holland, OH 43528
                                              (Tolson Investments)

HUB GROUP PHILADELPHIA, LLC                   None                                     None
Delaware limited liability company
#2540495

HUB GROUP PITTSBURGH, LLC                     2550 Boyce Plaza Rd                      None
Delaware limited liability company            Suite 200
#2540498                                      Pittsburgh, PA 15241
                                              (Barson Development Co.)

HUB GROUP PORTLAND, LLC                       10550 S. W. Allen Blvd                   12600 S. E. 38th St.
Delaware limited liability company            Suite 211                                Suite 119
#2540501                                      Beaverton, OR 97005                      Bellevue, WA 98006-5727
                                              (North Pacific Management, Inc.)         (Sterling Realty Organization)

HUB GROUP ST. LOUIS, LLC                      Creve Coeur Corporate Center III         None
Delaware limited liability company            600 Emerson Road
#2540506                                      Suite 200
                                              Creve Coeur, MO 63141
                                              (Creve Coeur LLC
                                              (aka Trammel Crow)

HUB GROUP TENNESSEE, LLC                      57 Germantown Ct. Suite 301              None
Delaware limited liability company            Cordova, TN 38018
#2540510                                      (Koger Equity, Inc.)

HUB CITY TEXAS, L.P.                          427 W. 20th Street Suite 300 Houston,    9319 LBJ Suite 120
Delaware limited partnership                  TX 77008                                 Dallas, TX 75243
#2540523                                      (Heights Medical Tower, Ltd.)            (2.4 For 1, Ltd)

                                                                                       14110 Transportation Ave.
                                                                                       Suite 2
                                                                                       Laredo, TX 78045
                                                                                       (Okary, LLC)

                                                                                       5400 Mounes Ave. Suite 202 New
                                                                                       Orleans, LA 70123
                                                                                       (Hibernia National Bank)

HUB GROUP TRANSPORT, LLC                      377 E. Butterfield Road                  None
Delaware limited liability company            Lombard, Illinois 60148
#3451015                                      (CarrAmerica)

HUB GROUP ASSOCIATES, INC.                    377 E. Butterfield Road                  None
Illinois corporation                          Lombard, Illinois 60148
#53843689                                     (CarrAmerica)

HUB FREIGHT SERVICES, INC.                    377 E. Butterfield Road                  None
Delaware corporation                          Lombard, Illinois 60148
#2698255                                      (CarrAmerica)


                  COLUMN 1                                    COLUMN 2                              COLUMN 3

  NAME OF DEBTOR (AND STATE OF                                                         ADDITIONAL PLACES OF BUSINESS AND
  ORGANIZATION AND ORGANIZATIONAL             CHIEF EXECUTIVE OFFICE (AND NAME OF      COLLATERAL LOCATIONS (AND NAME OF AND
  REGISTRATION NUMBER)                        LANDLORD AT SUCH LOCATION)               LANDLORD AT SUCH LOCATIONS)

HUB GROUP DISTRIBUTION SERVICES, LLC          3250 Arlington Heights Road              3080 Orchard Lake Road
Illinois limited liability company            Suite 300                                Keego Harbor, MI 48320
#00781649                                     Arlington Heights, IL 60004              (Dollar Lake LLC)
                                              (South P.W. LLC)

HUB HIGHWAY SERVICES                          377 E. Butterfield Road                  None
Illinois general partnership                  Lombard, Illinois 60148
No Organizational ID Number                   (CarrAmerica)

                                   SCHEDULE B

                                   OTHER NAMES


A.       PRIOR LEGAL NAMES

NAME OF DEBTOR                                                              PRIOR LEGAL NAMES

Hub Group, Inc.                                                                   None

Hub City Terminals, Inc.                                                          None

Hub Chicago Holdings, Inc.                                                        None

HLX Company, L.L.C.                                                               None

QSSC, Inc.                                                                        None

Quality Services, L.L.C.                                                          None

Quality Services of Kansas, L.L.C.                                                None

Quality Services of New Jersey, L.L.C.                                            None

Q.S. of Illinois, LLC                                             Quality Services of Michigan, L.L.C.;
                                                                         Q.S. of Illinois, Inc.

                                                             (Note: QS of Illinois, Inc. merged into Quality
                                                         Services of Michigan which then changed names to QS of
                                                                              Illinois LLC)

Q.S. of Georgia, L.L.C.                                                           None

Hub Group Alabama, LLC                                                   Hub City Alabama, L.P.

Hub Group Atlanta, LLC                                                   Hub City Atlanta, L.P.

Hub Group Boston, LLC                                                     Hub City Boston, L.P.

Hub Group Canada, LP                                          Hub City Canada, L.P.; Hub Group Canada, LLC

Hub Group Cleveland, LLC                                                Hub City Cleveland, L.P.

Hub Group Detroit, LLC                                                   Hub City Detroit, L.P.

Hub Group Florida, LLC                                                   Hub City Florida, L.P.

Hub Group Golden Gate, LLC                                             Hub City Golden Gate, L.P.

NAME OF DEBTOR                                                              PRIOR LEGAL NAMES

Hub Group Indianapolis, LLC                                            Hub City Indianapolis, L.P.

Hub Group Kansas City, LLC                                             Hub City Kansas City, L.P.

Hub Group Los Angeles, LLC                                             Hub City Los Angeles, L.P.

Hub Group Mid Atlantic, LLC                                            Hub City Mid Atlantic, L.P.

Hub Group New Orleans, LLC                                             Hub City New Orleans, L.P.

Hub Group New York State, LLC                                         Hub City New York State, L.P.

Hub Group New York-New Jersey, LLC                                 Hub City New York-New Jersey, L.P.

Hub Group North Central, LLC                                          Hub City North Central, L.P.

Hub Group Ohio, LLC                                                        Hub City Ohio, L.P.

Hub Group Philadelphia, LLC                                            Hub City Philadelphia, L.P.

Hub Group Pittsburgh, LLC                                               Hub City Pittsburgh, L.P.

Hub Group Portland, LLC                                                  Hub City Portland, L.P.

Hub Group St. Louis, LLC                                                Hub City St. Louis, L.P.

Hub Group Tennessee, LLC                                                Hub City Tennessee, L.P.

Hub City Texas, L.P.                                                              None

Hub Group Transport, LLC                                                          None

Hub Group Associates, Inc.                                                        None

Hub Freight Services, Inc.                                                        None

Hub Group Distribution Services, LLC                                 Hub Group Distribution Services

Hub Highway Services                                                              None

B.       TRADE NAMES

NAME OF DEBTOR                                                                 TRADE NAMES
Hub Group, Inc.                                           Hub Group; Hub Group Supply Chain Solutions; Premier
                                                           Service Network; Hub Group Expedited Services; Hub
                                                                             Online Services


NAME OF DEBTOR                                                                 TRADE NAMES
Hub City Terminals, Inc.                                                       Hub Chicago

Hub Chicago Holdings, Inc.                                                        None

HLX Company, L.L.C.                                                               None

QSSC, Inc.                                                                        None

Quality Services, L.L.C.                                                          None

Quality Services of Kansas, L.L.C.                                                None

Quality Services of New Jersey, L.L.C.                                            None

Q.S. of Illinois, LLC                                                             None

Q.S. of Georgia, L.L.C.                                                           None

Hub Group Alabama, LLC                                                            None

Hub Group Atlanta, LLC                                                            None

Hub Group Boston, LLC                                                             None

Hub Group Canada, LP                                                              None

Hub Group Cleveland, LLC                                                   Hub Group Columbus

Hub Group Detroit, LLC                                                 Hub Group Western Michigan

Hub Group Florida, LLC                                                            None

Hub Group Golden Gate, LLC                                               Hub Group Intermountain

Hub Group Indianapolis, LLC                                                       None

Hub Group Kansas City, LLC                                                        None

Hub Group Los Angeles, LLC                                       Hub Group San Diego; Hub Group Arizona

Hub Group Mid Atlantic, LLC                                                       None

Hub Group New Orleans, LLC                                                        None

Hub Group New York State, LLC                                                     None

Hub Group New York-New Jersey, LLC                                                None

Hub Group North Central, LLC                                                      None


NAME OF DEBTOR                                                                 TRADE NAMES
Hub Group Ohio, LLC                                                               None

Hub Group Philadelphia, LLC                                                       None

Hub Group Pittsburgh, LLC                                                         None

Hub Group Portland, LLC                                                     Hub Group Seattle

Hub Group St. Louis, LLC                                                          None

Hub Group Tennessee, LLC                                                          None

Hub City Texas, L.P.                                                              None

Hub Group Transport, LLC                                                          None

Hub Group Associates, Inc.                                                        None

Hub Freight Services, Inc.                                                        None

Hub Group Distribution Services, LLC                                              None

Hub Highway Services                                                              None

                                   SCHEDULE C

                          INTELLECTUAL PROPERTY RIGHTS


                NAME OF DEBTOR                                    INTELLECTUAL PROPERTY RIGHTS

                                                 REGISTERED TRADEMARKS   REGISTRATION NUMBER          DATE
Hub Group, Inc.                                        H (design)             2,033,119              1/21/97

                                                       Hub Group              1,997,149              8/27/96

                                                    Premier Service           2,579,075              6/11/02
                                                        Network

                                                    Knowledge Driven          2,151,187              4/14/98
                                                       Logistics

                                                       Hub Online             2,604,197               8/6/02

Hub City Terminals, Inc.                                                      None

Hub Chicago Holdings, Inc.                                                    None

HLX Company, L.L.C.                                                           None

QSSC, Inc.                                                                    None

Quality Services, L.L.C.                                                      None

Quality Services of Kansas, L.L.C.                                            None

Quality Services of New Jersey, L.L.C.                                        None

Q.S. of Illinois, LLC                                                         None

Q.S. of Georgia, L.L.C.                                                       None

Hub Group Alabama, LLC                                                        None

Hub Group Atlanta, LLC                                                        None

Hub Group Boston, LLC                                                         None

Hub Group Canada, LP                                                          None

Hub Group Cleveland, LLC                                                      None

Hub Group Detroit, LLC                                                        None


                NAME OF DEBTOR                                    INTELLECTUAL PROPERTY RIGHTS
Hub Group Florida, LLC                                                        None

Hub Group Golden Gate, LLC                                                    None

Hub Group Indianapolis, LLC                                                   None

Hub Group Kansas City, LLC                                                    None

Hub Group Los Angeles, LLC                                                    None

Hub Group Mid Atlantic, LLC                                                   None

Hub Group New Orleans, LLC                                                    None

Hub Group New York State, LLC                                                 None

Hub Group New York-New Jersey, LLC                                            None

Hub Group North Central, LLC                                                  None

Hub Group Ohio, LLC                                                           None

Hub Group Philadelphia, LLC                                                   None

Hub Group Pittsburgh, LLC                                                     None

Hub Group Portland, LLC                                                       None

Hub Group St. Louis, LLC                                                      None

Hub Group Tennessee, LLC                                                      None

Hub City Texas, L.P.                                                          None

Hub Group Transport, LLC                                                      None

Hub Group Associates, Inc.                                                    None

Hub Freight Services, Inc.                                                    None

Hub Group Distribution Services, LLC                                          None

Hub Highway Services                                                          None

                                   SCHEDULE D

                         REAL ESTATE LEGAL DESCRIPTIONS


                                      None

                                   SCHEDULE E

                        INVESTMENT PROPERTY AND DEPOSITS


A.       INVESTMENT PROPERTY

                                                                          INVESTMENT PROPERTY
NAME OF DEBTOR                                                   (NAME AND PERCENTAGE OF ENTITY OWNED)

Hub Group, Inc.                                   HLX Company, L.L.C.                                              50%
                                                  Hub City Terminals, Inc.                                        100%

Hub City Terminals, Inc.                          Hub City Texas, L.P.                                         1% (GP)
                                                  Hub Group Alabama, LLC                                          100%
                                                  Hub Group Atlanta, LLC                                          100%
                                                  Hub Group Boston, LLC                                           100%
                                                  Hub Group Canada, LP                                             99%
                                                  Hub Group Cleveland, LLC                                        100%
                                                  Hub Group Detroit, LLC                                          100%
                                                  Hub Group Florida, LLC                                          100%
                                                  Hub Group Golden Gate, LLC                                      100%
                                                  Hub Group Indianapolis, LLC                                     100%
                                                  Hub Group Kansas City, LLC                                      100%
                                                  Hub Group Los Angeles, LLC                                      100%
                                                  Hub Group Mid Atlantic, LLC                                     100%
                                                  Hub Group New Orleans, LLC                                      100%
                                                  Hub Group New York State, LLC                                   100%
                                                  Hub Group New York-New Jersey, LLC                              100%
                                                  Hub Group North Central, LLC                                    100%
                                                  Hub Group Ohio, LLC                                             100%
                                                  Hub Group Philadelphia, LLC                                     100%
                                                  Hub Group Pittsburgh, LLC                                       100%
                                                  Hub Group Portland, LLC                                         100%
                                                  Hub Group St. Louis, LLC                                        100%
                                                  Hub Group Tennessee, LLC                                        100%
                                                  HLX Company, L.L.C.                                              50%
                                                  Hub Chicago Holdings, Inc.                                      100%
                                                  Hub Group Associates, Inc.                                      100%
                                                  Hub Group Distribution Services, LLC                            100%
                                                  Q.S. of Georgia, L.L.C.                                          25%
                                                  Q.S. of Illinois, LLC                                           100%
                                                  QSSC, Inc.                                                      100%
                                                  Quality Services, L.L.C.                                         25%
                                                  Quality Services of Kansas, L.L.C.                               25%
                                                  Quality Services of New Jersey, L.L.C.                           25%


                                                                          INVESTMENT PROPERTY
NAME OF DEBTOR                                                   (NAME AND PERCENTAGE OF ENTITY OWNED)
Hub Chicago Holdings, Inc.                        Hub Group Canada, LP                                              1%
                                                  Hub City Texas, LP                                               99%

HLX Company, L.L.C.                                                               None

QSSC, Inc.                                                                        None

Quality Services, L.L.C.                                                          None

Quality Services of Kansas, L.L.C.                                                None

Quality Services of New Jersey, L.L.C.                                            None

Q.S. of Illinois, LLC                                                             None

Q.S. of Georgia, L.L.C.                                                           None

Hub Group Alabama, LLC                                                            None

Hub Group Atlanta, LLC                            Quality Services of Georgia, L.L.C.                              75%

Hub Group Boston, LLC                                                             None

Hub Group Canada, LP                                                              None

Hub Group Cleveland, LLC                                                          None

Hub Group Detroit, LLC                                                            None

Hub Group Florida, LLC                                                            None

Hub Group Golden Gate, LLC                                                        None

Hub Group Indianapolis, LLC                                                       None

Hub Group Kansas City, LLC                        Quality Services of Kansas, L.L.C.                               75%

Hub Group Los Angeles, LLC                                                        None

Hub Group Mid Atlantic, LLC                                                       None

Hub Group New Orleans, LLC                                                        None

Hub Group New York State, LLC                                                     None

Hub Group New York-New Jersey, LLC                Quality Services of New Jersey, L.L.C.                           75%

Hub Group North Central, LLC                                                      None


                                                                          INVESTMENT PROPERTY
NAME OF DEBTOR                                                   (NAME AND PERCENTAGE OF ENTITY OWNED)
Hub Group Ohio, LLC                                                               None

Hub Group Philadelphia, LLC                                                       None

Hub Group Pittsburgh, LLC                                                         None

Hub Group Portland, LLC                                                           None

Hub Group St. Louis, LLC                          Quality Services, L.L.C.                                         75%

Hub Group Tennessee, LLC                                                          None

Hub City Texas, L.P.                                                              None

Hub Group Transport, LLC                                                          None

Hub Group Associates, Inc.                        Hub Freight Services, Inc.                                      100%
                                                  Hub Group Transport, LLC                                        100%

Hub Freight Services, Inc.                                                        None

Hub Group Distribution Services, LLC                                              None

Hub Highway Services                                                              None


B.       DEPOSITS

NAME OF DEBTOR                                                          DEPOSITS
Hub Group, Inc.                                       Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-132-8
                                                      Account Number: 292-131-0 (Key Account)
                                                      Account Number: 292-153-4 (Medical Claims)
                                                      Account Number: 292-154-2 (Flexible Spend)
                                                      Bank of Montreal
                                                      First Canadian Place
                                                      PO Box 3
                                                      Toronto, Ontario M5X 1A3
                                                      Account Number: 00021358-149


NAME OF DEBTOR                                                          DEPOSITS
Hub City Terminals, Inc.                              Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-294-6
                                                      Account Number: 292-295-3

Hub Chicago Holdings, Inc.                            None

HLX Company, L.L.C.
                                                      Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-133-6 (Payroll Account)

QSSC, Inc.                                            Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-299-5

Quality Services, L.L.C.                              Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 385-571-5

Quality Services of Kansas, L.L.C.                    Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 385-557-4

Quality Services of New Jersey, L.L.C.                Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 385-930-3

Q.S. of Illinois, LLC                                 Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 385-558-2
                                                      Account Number: 385-516-0
                                                      (Account is in the name of Q.S. of Illinois, Inc.)
                                                      Account Number: 385-515-2 (Payroll Account)

Hub Group Alabama, LLC                                None

Hub Group Atlanta, LLC                                None


NAME OF DEBTOR                                                          DEPOSITS
Hub Group Boston, LLC                                 Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-150-0

Hub Group Canada, LP                                  None

Hub Group Cleveland, LLC                              None

Hub Group Detroit, LLC                                None

Hub Group Florida, LLC                                None

Hub Group Golden Gate, LLC                            None

Hub Group Indianapolis, LLC                           None

Hub Group Kansas City, LLC                            Harris Bank 111 West
                                                      Monroe Chicago, IL 60603
                                                      Account Number: 292-143-5

Hub Group Los Angeles, LLC                            None

Hub Group Mid Atlantic, LLC                           None

Hub Group New Orleans, LLC                            None

Hub Group New York State, LLC                         None

Hub Group New York-New Jersey, LLC                    Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-138-5

Hub Group North Central, LLC                          None

Hub Group Ohio, LLC                                   None

Hub Group Philadelphia, LLC                           None


NAME OF DEBTOR                                                          DEPOSITS
Hub Group Pittsburgh, LLC                             Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-148-4
                                                      National City Bank of Pennsylvania
                                                      116 Allegheny Center Mall
                                                      Pittsburgh PA 15212
                                                      Account Number 715815662
                                                      (Account is in the name of Hub City Pittsburgh LP)

Hub Group Portland, LLC                               Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-145-0

Hub Group St. Louis, LLC                              Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 293-291-1

Hub Group Tennessee, LLC                              Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-411-6

Hub City Texas, L.P.                                  Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-423-1 (Grower Pay)

Hub Group Transport, LLC                              Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-315-9

Hub Group Associates, Inc.                            Harris Bank
                                                      111 West Monroe
                                                      Chicago, IL 60603
                                                      Account Number: 292-312-6
                                                      Account Number: 292-313-4 (Lockbox Account)

Hub Freight Services, Inc.                            None


NAME OF DEBTOR                                                          DEPOSITS
Hub                                                   Group Distribution
                                                      Services, LLC Harris Bank
                                                      111 West Monroe Chicago,
                                                      IL 60603 Account Number:
                                                      292-420-7
                                                      Account Number: 292-430-6 (Payroll Account)

Hub Highway Services                                  None

                                   SCHEDULE F

                             COMMERCIAL TORT CLAIMS


NAME OF DEBTOR                                                              COMMERCIAL TORT CLAIMS
Hub Group, Inc.                                      HUB GROUP, INC. VS. LOCKTON COMPANIES, INC. AND ROANOKE TRADE
                                                     SERVICES, INC., Case No. 01L 016537 filed in the Circuit Court of
                                                     Cook County, Illinois.  Hub Group, Inc. filed this suit against its insurance brokers to recover defense costs and cargo claims that
                                                     Hub Group, Inc. paid and contends that such costs and claims should have been defended and paid under its insurance policy procured through the defendants.  Hub Group, Inc. alleges breach of contract, breach of fiduciary duty, negligence, negligent
                                                     misrepresentation and unjust enrichment in its complaint.

Hub City Terminals, Inc.                                                             None

Hub Chicago Holdings, Inc.                                                           None

HLX Company, L.L.C.                                                                  None

QSSC, Inc.                                                                           None

Quality Services, L.L.C.                                                             None

Quality Services of Kansas, L.L.C.                                                   None

Quality Services of New Jersey, L.L.C.                                               None

Q.S. of Illinois, LLC                                                                None

Q.S. of Georgia, L.L.C.                                                              None

Hub Group Alabama, LLC                                                               None

Hub Group Atlanta, LLC                                                               None

Hub Group Boston, LLC                                                                None

Hub Group Canada, LP                                                                 None

Hub Group Cleveland, LLC                                                             None

Hub Group Detroit, LLC                                                               None

Hub Group Florida, LLC                                                               None

Hub Group Golden Gate, LLC                                                           None

Hub Group Indianapolis, LLC                                                          None


NAME OF DEBTOR                                                              COMMERCIAL TORT CLAIMS
Hub Group Kansas City, LLC                                                           None

Hub Group Los Angeles, LLC                                                           None

Hub Group Mid Atlantic, LLC                                                          None

Hub Group New Orleans, LLC                                                           None

Hub Group New York State, LLC                                                        None

Hub Group New York-New Jersey, LLC                                                   None

Hub Group North Central, LLC                                                         None

Hub Group Ohio, LLC                                                                  None

Hub Group Philadelphia, LLC                                                          None

Hub Group Pittsburgh, LLC                                                            None

Hub Group Portland, LLC                                                              None

Hub Group St. Louis, LLC                                                             None

Hub Group Tennessee, LLC                                                             None

Hub City Texas, L.P.                                                                 None

Hub Group Transport, LLC                                                             None

Hub Group Associates, Inc.                                                           None

Hub Freight Services, Inc.                                                           None

Hub Group Distribution Services, LLC                                                 None

Hub Highway Services                                                                 None

                                   SCHEDULE G


                 ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

         THIS AGREEMENT dated as of this _____ day of _____________, 20__ from [NEW DEBTOR], a _______________ CORPORATION/LIMITED LIABILITY COMPANY/PARTNERSHIP (the "NEW DEBTOR"), to Harris Trust and Savings Bank ("HTSB"), as collateral agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (HTSB acting as such agent and any successor or successors to HTSB in such capacity being hereinafter referred to as the "AGENT").


                             PRELIMINARY STATEMENTS

          A. Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB CHICAGO") (the Public Hub Company and Hub Chicago being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER") and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of _____________, 2002 (such Security Agreement, as the same may from time to time be amended, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the "SECURITY AGREEMENT"), pursuant to which such parties (the "EXISTING DEBTORS") have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in the Existing Debtors' Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

          B. The Borrowers provide the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrowers.

         NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Secured Creditors from time to time, the New Debtor hereby agrees as follows:

          1. The New Debtor acknowledges and agrees that it shall become a "Debtor" party to the Security Agreement effective upon the date the New Debtor's execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms "Debtor" or "Debtors" shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, among other things, all of the New Debtor's Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor's Accounts, Chattel Paper, Instruments, Documents, General Intangibles Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property, Inventory, Equipment, Fixtures, Commercial Tort Claims, and all of the other Collateral described in
Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Security Agreement.

          2. Schedules A (Locations), Schedule B (Other Names), Schedule C (Intellectual Property Rights), Schedule D (Real Estate), Schedule E (Investment Property and Deposits), and Schedule F (Commercial Tort Claims) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:


                            SUPPLEMENT TO SCHEDULE A

    NAME OF DEBTOR (AND STATE OF                                                ADDITIONAL PLACES OF BUSINESS AND
   ORGANIZATION AND ORGANIZATIONAL      CHIEF EXECUTIVE OFFICE (AND NAME OF     COLLATERAL LOCATIONS (AND NAME OF
        REGISTRATION NUMBER)              RECORD OWNER OF SUCH LOCATION)         RECORD OWNER OF SUCH LOCATIONS)
       ----------------------                -------------------------               -----------------------

       ----------------------                -------------------------               -----------------------



                            SUPPLEMENT TO SCHEDULE B

                       NAME OF DEBTOR                           PRIOR LEGAL NAMES AND TRADE NAMES OF SUCH DEBTOR

            ------------------------------------                        ---------------------------------



                            SUPPLEMENT TO SCHEDULE C

                          INTELLECTUAL PROPERTY RIGHTS

                       ----------------------------------

                       ----------------------------------

                            SUPPLEMENT TO SCHEDULE D

                         REAL ESTATE LEGAL DESCRIPTIONS

                       ----------------------------------

                       ----------------------------------



                            SUPPLEMENT TO SCHEDULE E

                        INVESTMENT PROPERTY AND DEPOSITS

                           -------------------------

                           -------------------------



                            SUPPLEMENT TO SCHEDULE F

                             COMMERCIAL TORT CLAIMS

                            -------------------------

                            -------------------------

          3. The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of its Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

          4. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term "Debtor" or "Debtors" and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

          5. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

          6. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

          7. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).

                                [INSERT NAME OF NEW DEBTOR]



                                By
                                   Name_________________________________________
                                   Title________________________________________


         Accepted and agreed to as of the date first above written.

                                HARRIS TRUST AND SAVINGS BANK, as Agent



                                By
                                   Name_________________________________________
                                   Title________________________________________

                                   SCHEDULE H


                         SUPPLEMENTAL SECURITY AGREEMENT

         THIS AGREEMENT (this "AGREEMENT") dated as of this _____ day of _____________, 20__ from [DEBTOR], a _____________ CORPORATION/LIMITED LIABILITY COMPANY/PARTNERSHIP (the "DEBTOR"), to Harris Trust and Savings Bank ("HTSB "), as collateral agent for the Secured Creditors (defined in the Security Agreement hereinafter identified and defined) (HTSB acting as such agent and any successor or successors to HTSB in such capacity being hereinafter referred to as the "AGENT").


                             PRELIMINARY STATEMENTS

          A. Hub Group, Inc., a Delaware corporation (the "PUBLIC HUB COMPANY"), Hub City Terminals, Inc., a Delaware corporation ("HUB CHICAGO") (the Public Hub Company and Hub Chicago being hereinafter referred to collectively as the "BORROWERS" and individually as a "BORROWER") and certain other parties have executed and delivered to the Agent that certain Security Agreement dated as of _____________, 2002 (such Security Agreement, as the same may from time to time be amended, modified or restated, being hereinafter referred to as the "SECURITY AGREEMENT"), pursuant to which such parties have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in the Collateral to secure the Secured Obligations (as such term is defined in the Security Agreement).

          B. Pursuant to the Security Agreement, the Debtor granted to the Agent, among other things, a continuing security interest in all Commercial Tort Claims.

          C. The Debtor has acquired a Commercial Tort Claim, and executes and delivers this Agreement to confirm and assure the Agent's security interest therein.

         NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Secured Creditors from time to time, the Debtor hereby agrees as follows:

          1. In order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in the Commercial Tort Claim described below:

         (Insert description of the Commercial Tort Claim by referring to a specific incident giving rise to the claim)

          2. Schedule F (Commercial Tort Claims) to the Security Agreement is hereby amended to include reference to the Commercial Tort Claim referred to in
Section 1 above. The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the Commercial Tort Claims heretofore described in and subject to the Security Agreement, and nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted by the Debtor in favor of the Agent under the Security Agreement.

          3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term "Collateral" and any provision of the Security Agreement providing meaning to such term shall be deemed to include the Commercial Tort Claim referred to in Section 1 above. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

          4. The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

          5. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

          6. The Debtor acknowledges that this Agreement shall be effective upon its execution and delivery by the Debtor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

          7. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).

                             [INSERT NAME OF DEBTOR]



                             By
                                Name____________________________________________
                                Title___________________________________________